Exhibit 10.1

AMENDMENT TO BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT TO BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT is made and entered into this   22   day of         May         , 2012, by and between THE PANTRY, INC., a corporation with a principal place of business at 305 GREGSON DRIVE, CARY, NC (“BUYER”) and Marathon Petroleum Company LP (f/k/a Marathon Petroleum Company LLC), a Delaware limited partnership, with offices at 539 South Main Street, Findlay, Ohio 45840 (“MPC”), collectively referred to herein as the “Parties”.

WITNESSETH THAT:

WHEREAS, MPC and BUYER have executed a Branded Product Supply and Trademark License Agreement (“Agreement”) dated 7/26/2010; and

WHEREAS, the Parties wish to clarify and enhance certain aspects of the Agreement;

NOW, THEREFORE, in consideration of the foregoing promises and the mutual agreement set out below, the Parties agree that:

1.	Section 6.1 of the Agreement is hereby deleted entirely and replaced with the following:

“6.1             Appearance and Customer Satisfaction. BUYER acknowledges that the appearance of, and customer experience at, every one of MPC’s Branded Outlets reflects on the good will value of the MARATHON® brand to every MPC customer and to MPC, and are essential to the reputation of the Marks and Products. BUYER accordingly agrees, and agrees to cause the Sublicensees, while this Agreement remains in effect, to:

(a) fulfill, at each Branded Outlet, the appearance and customer service objectives and expectations established from time to time by MPC for MARATHON® branded outlets;

(b) refrain from the use, and from allowing the use, of any Branded Outlet for sale, use, storage, rent, display, or offering of:

        (1) pornographic or sexually explicit magazines, videotapes, compact disks, digital video disks, similar literature or items of merchandise at any Branded Outlet;

        (2) any item that, in MPC’s sole judgment, is analogous to a scheduled or controlled substance, regardless of its labeling and regardless whether its sale, use or distribution is lawful, including but not limited to, substances known or marketed as “spice”, “herbal incense”, “K2”, “bath salts” or the like; and

        (3) any item that, in MPC’s sole judgment, is intended or designed for use in ingesting, inhaling, or otherwise consuming an illegal drug or for manufacturing or processing of an illegal drug, including but not limited to, pipes, tubes, roach clips, instructions or descriptive materials, or containers for concealing illegal drugs or paraphernalia;

(c) refrain from charging prices in excess of legally mandated limitations for Products sold during a declared or undeclared crisis or emergency; and

(d)   train employees and establish and enforce reasonable controls, procedures and safeguards for the detection and prevention at the Branded Outlets of:

        (1) skimming, identity theft, and other forms of fraud involving the use of credit cards and other electronic payment products;

        (2) the sale of tobacco or alcohol content products to underage customers; and

        (3) illegal gambling or other gaming activity.

For the avoidance of doubt, the appearance and customer service objectives and expectations of MPC in effect on the date of this Agreement are represented by the requirements of this Agreement and by “mystery shop” assessments conducted pursuant to MPC’s “Customer First Improvement Program” guide. MPC reserves the right to change, from time to time during the Term, its appearance and customer service objectives and expectations, to change the terms and conditions of, and manner of implementing the “Customer First Improvement Program” guide and “mystery shop” assessments, to discontinue the “Customer First Improvement Program”, and to institute other programs and assessment methods in furtherance of MPC’s appearance and customer service objectives and expectations, provided that such changes shall be applicable to all members of the jobber class of trade.”

2.         Except as amended hereby, the Agreement is expressly ratified and confirmed in all respects by the Parties.

3.         The effective date of this Amendment is April 1, 2012.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Branded Product Supply and Trademark License Agreement on the day and year first written above.

THE PANTRY, INC
(“BUYER”)

By:	/s/ Dennis G. Hatchell

Its:

MARATHON PETROLEUM COMPANY LP
By:	MPC Investment LLC, its general partner

By:	/s/ W. D. McCleave
W. D. McCleave

Its:	Brand Division Manager